UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject Line: Please Vote Today for Jaguar Health’s Annual Meeting of Shareholders

Email Body Content:

Dear [First Name],

Our records show that you are or were a stockholder of Jaguar Health as of the April 12, 2021 record date for our annual shareholder meeting obligation. I would be so grateful if you would vote your proxy today — which you are entitled to do even if you sold your shares and no longer own them. Jaguar’s annual meeting was adjourned as we did not have sufficient shares to achieve quorum. We are very, very, very close to quorum, so no matter how many or how few shares you own, your vote is extremely important for Jaguar to meet its obligations and shareholders to have their voice heard. The adjourned meeting will be held on September 3rd. However, you can vote today. It doesn’t matter if you vote “for”, or “against” or “abstain” — what’s important is that your shares are represented at the meeting so we get to quorum. You can contact our proxy solicitor, toll free, at 1-866-821-0284 from 9 in the morning to 11 p.m. Eastern time and from noon to 6 p.m. even on Saturdays. Their name is Georgeson, and they can assist you with voting over the telephone today. And this will assist our shareholders and our company obligations. Thank you in advance for your attention and for helping us achieve quorum for our shareholder meeting and for the shareholders.

All the best,
Lisa

Lisa A. Conte, President and CEO
Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, CA 94104
[XXXXXXX] (cell)
[XXXXXXX]
www.jaguar.health
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